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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 12, 2007

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Delaware

(State or other jurisdiction of incorporation)

1-11605 (Commission File Number)	No. 95-4545390 I.R.S. Employer Identification No.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01.  Other Events.

On June 12, 2007, The Walt Disney Company (the “Company”) completed its spin-off of ABC Radio Holdings, Inc. (“ABC Radio Holdings”), a wholly-owned subsidiary of the Company, and the subsequent merger of ABC Radio Holdings with Alphabet Acquisition Corp. (“Alphabet Acquisition”), a wholly-owned subsidiary of Citadel Broadcasting Corporation (“Citadel”) pursuant to the terms of a Separation Agreement dated as of February 6, 2006 and amended as of November 19, 2006, by and among the Company and ABC Radio Holdings, and an Agreement and Plan of Merger, dated as of February 6, 2006 and amended as of November 19, 2006, by and among the Company, Citadel, Alphabet Acquisition and ABC Radio Holdings.

In the spin-off, each shareholder of the Company received approximately 0.0768 of a share of ABC Radio Holdings common stock for each share of Company common stock held as of the June 6, 2007 record date. Immediately after the spin-off, each share of ABC Radio Holdings was converted into one share of Citadel common stock in the merger. An aggregate of 151,707,199 shares of Citadel common stock were issued to Company shareholders in the merger.

Additional information regarding the spin-off and merger is set forth in the press release announcing completion of the transaction attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Joint Press Release of The Walt Disney Company and Citadel Broadcasting Corporation dated June 12, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Vice President, Counsel Registered In-House Counsel

Dated: June 13, 2007